UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 23, 2017

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Avon Court, #4 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  –  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2017, Diffusion Pharmaceuticals Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware, effective immediately, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Charter Amendment amended the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock from 5,000,000 shares to 30,000,000 shares. The Charter Amendment was approved by the Company’s stockholders at a special meeting held on January 6, 2017, as set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2017.

Item 7.01       Regulation FD Disclosure.

Attached as Exhibit 99.1 and furnished for purposes of Regulation FD is a presentation to be provided to prospective investors in the Company beginning on or about Thursday, January 26, 2017.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01        Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Diffusion Pharmaceuticals Inc., as filed with the Secretary of State of the State of Delaware on January 23, 2017.

99.1	Diffusion Pharmaceuticals Inc. Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2017	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer